UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 27, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, effective January 1, 2005, the company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123(R)”).  The company elected to adopt the modified retrospective application method provided by SFAS 123(R) and accordingly, restated certain financial statements in the company’s Form 8-K filing on June 22, 2005. In the second quarter of 2005, the company sold its Personal Computing Division which was previously a part of the Personal Systems Group. The two remaining units of the Personal Systems Group (Retail Store Systems and Printing Systems) were combined with the Systems and Technology Group. In addition, in the second quarter of 2005, the company began measuring the segments including the effect of SFAS No. 123(R). Financial statement amounts for the periods presented herein have been restated to reflect (i) the company’s new management reporting structure and reportable segments and (ii) the adoption of SFAS 123(R) at the segment level.

Exhibit 99.1 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm, Management Discussion, Consolidated Financial Statements, Notes to Consolidated Financial Statements, Selected Financial Data, Ratio of Earnings to Fixed Charges, and Consent of Independent Registered Public Accounting Firm. Certain of the Notes to Consolidated Financial Statements were updated as applicable to reflect the restatements contained herein, including Note “x”. Exhibit 99.2 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm and Consent of Independent Registered Public Accounting Firm.  Except as specifically set forth in the attached Exhibit 99.1 and in Exhibit 99.1 to the company's Form 8-K filing on June 22, 2005, the information in the attached exhibits do not reflect any other events occurring after IBM filed its Form 10-K on February 24, 2005 for the year ended December 31, 2004. For a discussion of events and developments subsequent to February 24, 2005, please refer to the reports and other information that IBM has filed with the Securities and Exchange Commission, including IBM's Form 10-Q for the period ended June 30, 2005.

IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 27, 2005

By:	/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller